REGISTRATION AND EQUITY RIGHTS AGREEMENT
                    ----------------------------------------

     This REGISTRATION AND EQUITY RIGHTS AGREEMENT (this ("Agreement") is made and entered into as of November 25, 1998, among UNIDIGITAL INC., a Delaware corporation (the "Company"), CIBC WOOD GUNDY CAPITAL CORP. (together with its successors and assigns, the "Purchaser") and certain stockholders of the Company identified as "Substantial Holders" on the signature pages hereto (collectively, the "Substantial Holders").

                                    RECITALS

     This Agreement is made pursuant to (i) the Securities Purchase Agreement, dated as of November 25, 1998 (as amended, supplemented or otherwise modified, the "Securities Purchase Agreement"), by and among the Company, the Purchaser and certain guarantors parties thereto, and (ii) the Warrant Agreement, dated as of November 25, 1998 (as amended, supplemented or otherwise modified, the "Warrant Agreement"), between the Company and the Purchaser. In order to induce the Purchaser to enter into the Securities Purchase Agreement and purchase the Notes thereunder, the Company has agreed to provide the registration and other rights set forth in this Agreement. The execution of this Agreement is a condition precedent to the purchase of the Notes under the Securities Purchase Agreement.

                                    AGREEMENT

     The parties agree as follows:

     1. Definitions.  To the extent  capitalized terms are not otherwise defined
        -----------
herein, such terms shall have the meanings provided in the Securities Purchase Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:

     "Demand Registration" has the meaning provided in Section 3(c).

     "Indemnified Parties" has the meaning provided in Section 6(a) hereof.

     "NASD" means the National Association of Securities Dealers, Inc.

     "Piggyback Registration" has the meaning provided in Section 3(a) hereof.

     "Proposed Purchaser" has the meaning provided in Section 6 hereof.

     "Prospectus" means the prospectus included in any Registration Statement, as such prospectus may be amended or supplemented by any supplement thereto, for any Underwritten Offering of any securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

     "Registered Holder" means any holder of Registrable Securities (other than the Company or any of its affiliates) designated as the registered holder thereof on the books of the Company maintained for such purpose. For purposes of this Agreement, the Company may treat such Registered Owner as the absolute owner of such Registrable Securities for all purposes and may treat such holder as the Person entitled exercise all rights with respect to such Registrable Securities, including rights created hereby.

     "Registrable Securities" means the Registrable Warrant Shares; provided that a security ceases to be a Registrable Security when it is no longer a Transfer Restricted Security.

     "Registrable Warrant Shares" means the Warrant Shares issuable to the holders of Warrants upon exercise of such Warrants.

     "Registration Expenses" has the meaning provided in Section 5 hereof.

     "Registration Statement" means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, all amendments (including post-effective amendments) and supplements to such Registration Statement, all exhibits and all material incorporated by reference in such Registration Statement.

     "Tag-Along Purchase Offer" has the meaning provided in Section 6 hereof.

     "Tag-Along Sale" has the meaning provided in Section 6 hereof.

     "Tag-Along Securities" has the meaning provided in Section 6 hereof.

     "Tag-Along Seller" has the meaning provided in Section 6 hereof.

     "Transfer Restricted Securities" means the Registrable Securities upon original issuance thereof; provided that a Registrable Security shall no longer
                            --------
be a Transfer Restricted Security when such Registrable Security is sold to the public pursuant to an effective Registration Statement or pursuant to Rule 144 under the Securities Act.

     "Underwritten Offering" means a registration of an offering of securities with the Commission pursuant to which such securities of the Company are sold to an underwriter for reoffering to the public pursuant to the Securities Act.

     2. Securities Subject to this Agreement.
        ------------------------------------

     (a) Registrable Securities. The securities entitled to the benefits of this
         ----------------------
Agreement are the Registrable Securities.

     (b) Registered Holders of Registrable Securities.  A Person shall be deemed
         --------------------------------------------
to be a Registered Holder whenever such Person owns Registrable Securities of record (as registered on the books of the Company maintained for such purpose) or has provided evidence reasonably satisfactory to the Company that such Person has the right to acquire such Registrable Securities, whether or not such acquisition has actually been effected and disregarding any legal restrictions upon the exercise of such right.

     3. Registration Rights.
        -------------------

     (a) Right to Piggyback  Registration.  Subject to the last sentence of this
         --------------------------------
clause (a), whenever the Company proposes to consummate any Underwritten Offering pursuant to which any securities of the Company are to be sold, whether in connection with a sale of such securities by the Company, by any other Person or both, and the registration form to be used may be used for the registration of the Registrable Securities (a "Piggyback Registration"), the Company shall
(i) give written notice to each Registered Holder at least 30 days prior to the anticipated effective date for such Underwritten Offering, of the Company's intention to effect such offering, which notice will specify the proposed offering price range, the kind and number of securities proposed to be registered, the distribution arrangements and such other information that at the time would be appropriate to include in such notice, and (ii) subject to clause
(b) below, include in such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests from such Registered Holders for inclusion therein within 20 days after delivery of the Company's notice. Except as may otherwise be provided in this Agreement, Registrable Securities with respect to which such request for inclusion in such Piggyback Registration has been received will be included by the Company in such Underwritten Offering and offered to the public in a Piggyback Registration pursuant to this Section 3 on the terms and conditions at least as favorable as those applicable to the other securities to be sold by the Company or by any other Person as part of such Underwritten Offering.

     (b)  Priority on  Piggyback  Registration.  The Company  shall use its best
          ------------------------------------
efforts to cause the managing underwriter or underwriters of a proposed Underwritten Offering described in clause (a) above to permit the Registrable Securities requested to be included in such Underwritten Offering on the same terms and conditions as the securities being sold by the Company or any other Person included therein. Notwithstanding the foregoing, if the managing underwriter of such offering delivers a written opinion to the Company that either because of (x) the kind or combination of securities which the Registered Holders, the Company and any other Persons or entities intend to include in such offering or (y) the size of the offering which such Registered Holders, the Company and such other Persons intend to make, are such that the success of the offering would be materially and adversely affected by inclusion of the Registrable Securities requested to be included, then (i) in the event that the size of the offering is the basis of such managing underwriter's opinion, the amount of securities to be offered for the accounts of such Registered Holders shall be reduced pro rata (according to the securities proposed to be included in such offering by all Persons other than the Company) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter; provided that if securities are being offered for the account of other Persons as well as the Company, then with respect to the Registrable Securities intended to be offered by such Registered Holders, the proportion by which the amount of Registrable Securities intended to be offered by such Registered Holders is reduced shall not exceed the proportion by which the amount of such class of securities intended to be offered by such other Persons is reduced; and (ii) in the event that the kind (or combination) of securities to be offered is the basis of such managing underwriter's opinion,
(1) the Registrable Securities to be included in such offering shall be reduced as described in clause (i) above (subject to the proviso thereof) or, (2) if the actions described in clause (1) would, in the judgment of the managing underwriter, be insufficient to substantially eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering altogether.

     (c) Right to Demand Registration. If at any time after six months after the
         ----------------------------
date hereof the Purchaser or Registered Holders owning at least 25% of Registrable Securities then outstanding notify the Company in writing that they intend to offer or cause to be offered for public sale all or any portion of their Registrable Securities pursuant to an Underwritten Offering (a "Demand Registration"), the Company will notify all Persons (including all Registered Holders) who would be entitled to notice of a proposed registration under
Section 3(a) above of its receipt of such notification from the Purchaser or such Registered Holders, as the case may be. Upon the written request of any such Person delivered to the Company within 21 days after delivery by the Company of such notification, the Company will either (i) elect to make a primary Underwritten Offering in which case the rights of such Persons (including all Registered Holders) shall be as set forth in Section 3(a) above or (ii) elect to make a secondary Underwritten Offering pursuant to which all Registrable Securities as may be requested by any Registered Holders to be registered or included in such offering shall be included in such offering in accordance with the terms of this clause (c); provided that the rights of the Registered Holders to have all of their shares of Registrable Securities included in any such offering pursuant to this clause (c) shall be subject to (but only to) the limitation on offering size described in clause (y) of Section 3(b) above (an "Offering Size Cutback"). Any term or provision hereof to the contrary notwithstanding, (i) the Company shall in no event be obligated to effect more than two Demand Registrations; provided that, each time a Demand Registration is subject to an Offering Size Cutback resulting in the reduction by 25% or more of the total amount of Registrable Securities initially requested for inclusion in such Demand Registration by Registered Holders, an additional Demand Registration shall be available to the Registered Holders, (ii) prior to any Offering Size Cutback becoming effective as to any Registrable Securities in respect of any Demand Registration, the Company shall withdraw any securities it had intended to sell as part of such registration and (iii) the Company shall not be required to effect more than one registration in any twelve-month period. The Company shall use its best efforts to ensure the Company's eligibility for registration on Form S-3, including the filing of any reports with the Commission.

     (d) Selection of Underwriters.  With respect to each Demand Registration or
         -------------------------
Piggyback Registration, the Company will use its best efforts to select a managing underwriter or underwriters of nationally recognized standing to administer the offering; provided that the Company shall not be required to use an underwriter if such Demand Registration or Piggyback Registration, as the case may be, could be effected on Form S-3.

     (e)  Furnish  Information.  It  shall  be  a  condition  precedent  to  the
          --------------------
obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any Registered Holder that such Registered Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Registered Holder's Registrable Securities.

     (f) Underwriting Requirements. In connection with any offering involving an
         -------------------------
underwriting of shares being issued by the Company, the Company shall not be required to include any Registered Holder's securities in such underwriting unless such Registered Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company; provided,
                                                                       --------
however,  that  (i) such  terms of the  underwriting  shall  be  reasonable  and
-------
customary for underwritings of similar type and size and (ii) no Registered Holder participating in such underwriting shall be required to make any representations or warranties or provide indemnification except as may reasonably relate to such Registered Holder's ownership of shares and authority to enter into the underwriting agreement and to such underwriter's intended method of distribution.

     4.  Hold-Back   Agreements.   Each  Registered   Holder  whose  Registrable
         ----------------------
Securities are covered by a Registration Statement filed pursuant to Section 3 hereof agrees, if requested by the managing underwriters in an Underwritten Offering, not to effect any public sale or distribution of securities of the Company of the same class as the securities included in such Registration Statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such Underwritten Registration), during the 30-day period prior to, and during the 180-day period beginning on, the closing date of each Underwritten Offering made pursuant to such Registration Statement, to the extent timely notified in writing by the Company or the managing underwriters; provided, however, that each such Registered Holder shall be subject to the
--------   -------
hold-back restrictions of this Section 4 only once during any 365-day period.

     The foregoing provisions shall not apply to any such Registered Holder if such Registered Holder is prevented by applicable statute or regulation from entering any such agreement; provided, however, that any such Registered Holder
                              --------  -------
shall undertake, in its request to participate in any such Underwritten Offering, not to effect any public sale or distribution of any Registrable Securities held by such Registered Holder and covered by a Registration Statement commencing on the date of sale of the Registrable Securities unless it has provided 45 days prior written notice of such sale or distribution to the underwriter or underwriters.

     5. Registration Expenses. All reasonable expenses incident to the Company's
        ---------------------
performance of or compliance with this Agreement, including without limitation all (i) registration and filing fees, fees and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules and regulations of the NASD), (ii) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters may request or determine), (iii) printing expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The
Depository Trust Company and of printing prospectuses), (iv) fees and disbursements of counsel for the Company and for the sellers of the Registrable Securities, and customary out of pocket expenses and fees paid by issuers to the extent provided for in an underwriting agreement (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities, transfer taxes or legal expenses of any Person other than the Company and the selling holders), (v) the cost of Securities Act liability insurance if the Company so desires and (vi) fees and expenses of other Persons retained by the Company (all such expenses being herein called "Registration Expenses") will be borne by the Company, regardless whether the Registration Statement becomes effective. Each Registered Holder will pay any fees or disbursements of counsel to such holder and all underwriting discounts and commissions and transfer taxes, if any, and provide other fees, costs and expenses of such holder (other than Registration Expenses) relating to the sale or disposition of such Registered Holder's Registrable Securities. The Company, in any event, will pay the Company's own internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

     6.  Tag-Along  Rights.  If at any time after the Issuance  Date, any of the
         -----------------
Substantial Holders (each, a "Tag-Along Seller") desires to sell, transfer or otherwise dispose of any Common Stock (or other securities convertible, exchangeable or exercisable into Common Stock) beneficially owned by such Person, other than in respect of a Permitted Transfer (defined below) to any transferee (the "Proposed Purchaser"), in a single transaction or a series of related transactions (such transaction or series of related transactions being a "Tag-Along Sale"), such Tag-Along Seller shall, prior to consummating any such Tag-Along Sale, require the Proposed Purchaser to provide not less than 30 days prior written notice of such proposed Tag-Along Sale and to offer in such notice (the "Tag-Along Purchase Offer") to purchase from each Registered Holder a "pro
                                                                             ---
rata  portion" of the amount of  Registrable  Securities  which such  Registered
----
Holder desires to include in such proposed Tag-Along Sale (all such Registrable Securities subject to a proposed Tag-Along Purchase Offer are herein collectively referred to as "Tag-Along Securities"). Within 20 days of receiving such Tag-Along Purchase Offer, each Registered Holder electing to participate in such proposed Tag-Along Sale shall provide written notice of such election to the Proposed Purchaser and the Tag-Along Seller, together with the number and type of Tag-Along Securities such Registered Holder desires to include in such proposed Tag-Along Sale (which number of securities may be in excess of the amount of securities initially proposed to be sold or otherwise disposed of in such proposed Tag-Along Sale). To the extent one or more Registered Holders elect to participate in a proposed Tag-Along Sale pursuant to this Section, the number of shares of Common Stock, as the case may be, that the Tag-Along Seller may sell in such transaction shall be proportionately reduced.

     For purposes of this Section, "pro rata portion" (or words of similar imports) shall mean a fraction the numerator of which is the total number of shares of Common Stock initially proposed to be sold in such Tag-Along Sale by the Tag-Along Seller (without regard to any reduction resulting from the operation of this Section) and the denominator of which is the sum of (x) the total number of shares of Registrable Securities (determined on a fully-diluted, as-if-converted basis) owned by each Registered Holder and (y) the total number of shares of Common Stock (determined on a fully-diluted, as-if- converted basis) owned by each Substantial Holder immediately prior to such Tag-Along Sale. Also for purposes of this Section, "Permitted Transfer" shall mean any transfer or sale by a Tag-Along Seller of any securities subject to this Section 6 (i) upon the death or disability of such Tag-Along Seller, or (ii) to a testamentary trust (or similar entity) for the sole benefit of such seller's spouse, parents, siblings or children; provided that the voting rights for such securities shall remain with such seller until his death or disability.

     No holder of Tag-Along Securities exercising its rights hereunder shall be required to make any representations or warranties except as to (x) its title to the securities to be sold by it, (y) such holder's power and authority to effect such transfer and (z) such matters pertaining to compliance with securities laws as the Proposed Purchaser may reasonably require; provided, however, that, in
                                                   --------   -------
the event the Proposed Purchaser require.

     Any term or provision of this Section to the contrary notwithstanding:

          (a) The provisions of this Section shall not apply to (i) any sale pursuant to a bona fide Underwritten Offering sold pursuant to an effective registration statement under the Securities Act or (ii) any sale of shares of Common Stock effected pursuant to and in accordance with an open-market sale under Rule 144 of the Securities Act.

          (b) Any sale or transfer of Registrable Securities by a Registered Holder pursuant to this Section shall be on the same terms and conditions as the proposed Tag-Along Sale by the Tag-Along Seller.

          (c) The provisions of this Section shall be null and void and of no further force or effect after any period of 20 consecutive trading days during which (i) the aggregate market value of all shares of the Company's Common Stock (exclusive of Common Stock held by executive officers and directors of the Company and Persons having direct or indirect beneficial ownership of 10% or more of the Common Stock) which is publicly traded on such national securities exchange or the NASDAQ equals or exceeds $35,000,000 and (ii) the average number of shares of the Company's Common Stock listed for trading on such national securities exchange or the NASDAQ, as the case may be, during such period equals or exceeds 3,000,000 shares per day.

     7. Indemnification.
        ---------------

     (a)  Indemnification  by the Company.  The Company  agrees to indemnify and
          -------------------------------
hold harmless, to the full extent permitted by law, each Registered Holder its officers, directors and employees and each Person who controls such Registered Holder (within the meaning of the Securities Act) (the "Indemnified Parties") against all losses, claims, damages, liabilities and expenses incurred by such party in connection with any actual or threatened action arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon any such untrue statement or omission made in reliance on and in conformity with any information furnished in writing to the Company by such Registered Holder or its counsel expressly for use therein. The Company shall also indemnify underwriters, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of such Registered Holder, if requested.

     (b)  Indemnification  by  Selling  Registered   Holders.   Each  seller  of
          --------------------------------------------------
Registrable Securities under an Underwritten Offering, severally and not jointly, agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, its officers that sign any applicable Registration Statement and its directors and each other Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses incurred by such party in connection with any actual or threatened action arising out of or based upon any untrue or alleged untrue statement of a material fact contained in such Registration Statement or any Prospectus or preliminary Prospectus distributed in connection therewith or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however,
                                                             --------   -------
that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such Registration Statement, Prospectus or preliminary Prospectus; provided, further, however, that the liability of each
                         --------   -------  -------
seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of Registrable Securities sold by such seller under such Registration Statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds received by such seller from the sale of Registrable Securities covered by such Registration Statement. Such sellers shall also, severally and not jointly, indemnify underwriters, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Company, if requested.

     (c)  Conduct  of  Indemnification   Proceedings.  Any  Person  entitled  to
          ------------------------------------------
indemnification hereunder will (i) give prompt notice to the indemnifying Person of any claim with respect to which it seeks indemnification and (ii) permit the indemnifying Person to assume the defense of such claim with counsel reasonably satisfactory to such indemnified Person; provided, however, that any Person
                                            --------   -------
entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified Person unless (a) the indemnifying Person has agreed to pay such fees or expenses, or
(b) the  indemnifying  Person has failed to assume the  defense of such claim or
(c) in the reasonable judgment of any such indemnified Person, based upon advice of its counsel, a conflict of interest may exist between such indemnified Person and the indemnifying Person with respect to such claims (in which case, if such indemnified Person notifies indemnifying Person in writing that such Person elects to employ separate counsel at the expense of indemnifying Person, the indemnifying Person shall not have the right to assume the defense of such claim on behalf of such indemnified Person). If such defense is not assumed by the indemnifying Person, the indemnifying Person will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The indemnifying Person will not be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified Person a release from all liability in respect to such claim or litigation. If the indemnifying Person is not entitled to, or elects not to, assume the defense of a claim, the indemnifying Person will not be obligated to pay the fees and expenses of more than one counsel for all indemnified Persons by the indemnifying Person with respect to such claim, unless in the reasonable judgment of any such indemnified Person a conflict of interest may exist between such indemnified Person and any other indemnified Person with respect to such claim, in which event the indemnifying Person shall be obligated to pay the fees and expenses of such additional counsel or counsels, but only of one such additional counsel for each group of similarly situated indemnified Persons in any one jurisdiction.

     (d)  Contribution.  If for any reason the  indemnification  provided for in
          ------------
clause (a) or (b) is unavailable to a Person entitled to indemnification or is insufficient to hold it harmless as contemplated by such clause (a) or (b), as the case may be, then the indemnifying Person shall contribute to the amount paid or payable by such indemnified Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by such indemnified Person and the indemnifying Person, but also the relative fault of such indemnified Person and the indemnifying Person, as well as any other relevant equitable considerations; provided that no Registered Holder shall be required to contribute an amount
--------
greater than the dollar amount of the proceeds received by such Registered Holder with respect to the sale of any Registrable Securities. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     8. Rule 144.  The Company  covenants that it will file the reports required
        --------
to be filed by them under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and it will take such further action as any Registered Holder may reasonably request, all to the extent required from time to time to enable such Registered Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (y) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Registered Holder, the Company will deliver to such Registered Holder a written statement as to whether it has complied with such information and filing requirements.

     9. Miscellaneous.
        -------------

     (a) Remedies.  Each  Registered  Holder,  in addition to being  entitled to
         --------
exercise all rights provided herein or granted by law, including recovery of damages, in connection with the breach by the Company of its obligations to register the Registrable Securities will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and agrees, to the extent permitted under applicable law, to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (b) No Inconsistent  Agreements.  The Company will not on or after the date
         ---------------------------
of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Registered Holders pursuant to this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Registered Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any other agreements. The Company has not previously entered into any inconsistent agreement with respect to its securities granting any registration rights to any Person.

     (c) Amendments and Waivers. The provisions of this Agreement, including the
         ----------------------
provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions of this Agreement may not be given unless the Company has obtained the written consent of holders of at least 51.0% of the outstanding Registrable Securities (excluding Registrable Securities held by the Company or any of its affiliates).

     (d) Notices. All notices and other communications provided for or permitted
         -------
hereunder shall be made in writing by hand-delivery, registered first-class mail, facsimile or air courier guaranteeing overnight delivery:

          (i) if to a Registered Holder, at the most current address given by such holder to the Company and recorded by the Company in its books maintained for such purpose (including the Warrant Register, as defined in the Warrant Agreement) which address initially is, with respect to the Purchaser, the address set forth next to the Purchaser's name on the signature pages of the Securities Purchase Agreement; and

          (ii) if to the Company, initially at the address set forth next to the Company's name on the signature pages of the Securities Purchase Agreement, and thereafter at such other address, notice of which is given in accordance with the provisions of Section 11.01 of the Securities Purchase Agreement.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid if mailed; when electronic confirmation thereof is received, if delivered by facsimile; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

     (e)  Successors and Assigns.  This Agreement  shall inure to the benefit of
          ----------------------
and be binding upon the successors and assigns of each of the parties hereto, including without limitation, and without the need for an express assignment, subsequent Registered Holders.

     (f)  Counterparts.  This  Agreement  may  be  executed  in  any  number  of
          ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (g)  Headings.  The  headings  in this  Agreement  are for  convenience  of
          --------
reference only and shall not limit or otherwise affect the meaning hereof.

     (h) New York Law,  Submission to Jurisdiction,  Waiver of Jury Trial.  THIS
         ----------------------------------------------------------------
AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR

RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     (i)  Severability.  In the  event  that  any one or more of the  provisions
          ------------
contained herein. or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of any such provision in such jurisdiction in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (j) Entire Agreement.  This Agreement is intended by the parties as a final
         ----------------
expression of their agreement with respect to the subject matter contained herein and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the Securities Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Equity Registration Rights Agreement as of the date first written above.

                                    COMPANY:
                                    --------
                                    UNIDIGITAL INC.


                                    By:/s/ William E. Dye
                                       -----------------------------------------
                                       Name:
                                       Title:



                                    PURCHASER:
                                    ----------
                                    CIBC WOOD GUNDY CAPITAL CORP.


                                    By:/s/ Richard White
                                       -----------------------------------------
                                       Name:  Richard White
                                       Title: Managing Director



                                    SUBSTANTIAL HOLDERS:
                                    --------------------


                                    /s/ William E. Dye
                                    --------------------------------------------
                                    William E. Dye